UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2024

XTI AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8123 InterPort Blvd., Suite C Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 680-7412

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	XTIA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

XTI Aerospace, Inc. (the “Company”) agreed to issue 3,662,790 shares of common stock (the “Preferred Exchange Shares”) to a holder of shares of the Company’s Series 9 Preferred Stock, at an effective price per share of $0.086, in exchange for the return and cancellation of 300 shares of Series 9 Preferred Stock with an aggregate stated value of $315,000, pursuant to the terms and conditions of an exchange agreement dated October 29, 2024. The Preferred Exchange Shares will be issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended, on the basis that (a) the Preferred Exchange Shares will be issued in exchange for other outstanding securities of the Company; (b) there was no additional consideration delivered by the holder in connection with the exchange; and (c) there were no commissions or other remuneration paid by the Company in connection with the exchange.

As of October 29, 2024, after taking into account the issuance of the Preferred Exchange Shares, the Company has 68,380,698 shares of common stock outstanding.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2024, the Company announced that, effective as of October 28, 2024, the board of directors (the “Board”) of the Company appointed Jennifer Gaines as the Company’s Chief Legal Officer.

Jennifer Gaines, 54, brings over 25 years of in-house counsel experience spanning diverse industries, including technology, telecommunications, aerospace, and private equity. From April 2024 until she joined the Company, Ms. Gaines served as Head of Legal and Compliance, U.S., at Nemetschek Group, a developer and distributer of software for planning, designing, building and managing buildings and real estate. Prior to that, she was Regional General Counsel and Corporate Secretary – Americas at Software ONE, Inc. (March 2022 to April 2024), General Counsel and Corporate Secretary at Shift Technologies, Inc. (January 2021 to July 2021), and Chief Legal and Human Resources Officer at OneSource Virtual, Inc. (January 2018 to October 2020). From August 2008 to January 2017, she held various legal roles at Patriarch Partners, LLC, a private equity firm, including Vice President and Special Counsel and Director of Legal Services. Prior to her employment at Patriarch Partners, Ms. Gaines was Senior Vice President, General Counsel and Secretary at Handango, Inc. (November 2006 to December 2008), Deputy General Counsel at First Command Financial Services, Inc. (May to December 2006), and Vice President, General Counsel and Secretary at Securus Technologies, Inc. (August 2003 to November 2004). From December 1996 to August 2003, she held various legal roles of increasing responsibility at WebLink Wireless, Inc., including Vice President, General Counsel and Secretary, and Deputy General Counsel and Director of Regulatory Affairs. Ms. Gaines has a J.D. from the University of Tulsa and a B.A. from Baylor University.

In connection with her appointment as Chief Legal Officer, the Company entered into an employment agreement with Ms. Gaines on October 28, 2024, effective as of such date, which sets forth the terms of Ms. Gaines’s services as Chief Legal Officer and her compensation arrangement (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Ms. Gaines is entitled to receive an annual base salary of $300,000, which may be increased by the Board from time to time in its sole discretion. Ms. Gaines is also entitled to receive an annual cash bonus of up to 60% of her base salary, subject to the achievement of performance criteria to be subsequently agreed between Ms. Gaines and the Company. The Board will determine and award the annual cash bonus within 30 days after the end of each calendar year during Ms. Gaines’s employment period.

Pursuant to the Employment Agreement, Ms. Gaines is also eligible to participate in the Company’s incentive stock option plan, received an initial stock option grant (as described below), and may receive additional stock options or other equity incentives in the sole discretion of the Board. In addition, Ms. Gaines is entitled to vacation time, paid holidays, sick days and personal days in accordance with the Company’s policies applicable to other senior executives of the Company; provided that she is entitled to five weeks of vacation annually. Ms. Gaines is also eligible to participate in all benefit plans and programs maintained by the Company for the benefit of its senior executives. In addition, the Company agreed to reimburse Ms. Gaines for all reasonable and necessary business expenses incurred by her in connection with the performance of her duties under the Employment Agreement within a reasonable period of time after Ms. Gaines’s submission of expense vouchers, in accordance with Company’s expense reimbursement policies.

Ms. Gaines’s employment agreement term ends on December 31, 2025, with two automatic one-year extensions (each, a “Renewal Period”), subject to either Ms. Gaines or the Company providing six months’ prior notice to the other party of such notifying party’s election not to extend Ms. Gaines’ employment for the upcoming Renewal Period. The Employment Agreement provides that Ms. Gaines’s receipt of compensation following termination of employment is subject to her execution of a release releasing all claims against the Company and its executives, directors and employees, other than as prohibited by law. If Ms. Gaines is terminated without cause (other than due to death or disability) or if she resigns for good reason (as such terms are defined in the Employment Agreement), then Ms. Gaines will be entitled to (i) a severance payment equivalent to the lesser of (a) the base salary that would have been paid to her through the end of the employment period or (b) 12 months of base salary, (ii) payment for any unused vacation accrued to the date of termination, (iii) payment for any accrued but unpaid expenses through the date of termination and (iv) any benefits to which she may be entitled upon termination pursuant to the terms of any applicable plans and programs or as may be required by applicable law. If Ms. Gaines terminates for good reason, in addition to the foregoing compensation and benefits, she is entitled to receive reimbursements of premium payments for continuation coverage under applicable state or federal law, in the event she elects such continuation coverage, for the remainder of her employment period, or, if longer, for a period of six months after termination of employment. The Employment Agreement also includes provisions governing Company confidential information. If Ms. Gaines is terminated for cause, then immediately following such termination, she is entitled only to any unpaid compensation and unreimbursed expenses.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In connection with Ms. Gaines’s appointment, the Company entered into its standard form of indemnification agreement with Ms. Gaines. The form of the indemnification agreement was previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 15, 2024, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

There is no arrangement or understanding pursuant to which Ms. Gaines was appointed to the position of Chief Legal Officer of the Company other than as set forth in the Employment Agreement. There are no family relationships between Ms. Gaines and any director or executive officer of the Company, and Ms. Gaines has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Pursuant to the Employment Agreement, the Compensation Committee of the Board granted Ms. Gaines stock options to purchase 1,171,875 shares of the Company’s common stock under the Company’s 2018 Employee Stock Incentive Plan, as amended. The stock options have a grant date of October 28, 2024, and an exercise price of $0.473 per share. The stock options vest 1/3rd annually over three years starting from the grant date, and expire ten years after the grant date.

The foregoing description of the stock option award does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Incentive Stock Option Agreement filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2021, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 30, 2024, the Company issued a press release announcing the appointment of Ms. Gaines as the Company’s Chief Legal Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 of this Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1+	Employment Agreement, dated October 28, 2024, by and between XTI Aerospace, Inc. and Jennifer Gaines.
10.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on March 15, 2024).
10.3	2018 Employee Stock Incentive Plan Form of Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.8 to the Company's Annual Report on Form 10-K filed with the on March 31, 2021).
99.1	Press Release, dated October 30, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTI AEROSPACE, INC.

Date: October 30, 2024	By:	/s/ Brooke Turk
	Name:	Brooke Turk
	Title:	Chief Financial Officer

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